UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Actinium Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Actinium Pharmaceuticals, Inc. (the “Company”) is providing shareholders with updated information relating to the board of directors meetings and attendance described on page 8 of the Company’s Proxy Statement filed on November 18, 2016.

Supplemental Information Regarding Board of Directors Meetings and Attendance

During the fiscal year 2015, the Board of Directors held 25 meetings. Each member of our Board was present at ninety-six (96%) percent or more of the Board meetings held; except that one director, David Nicholson, attended 56% of the Board meetings held. One action was approved by unanimous written consent. It is our policy that directors should make every effort to attend the annual meeting of stockholders, and each of our directors: Sandesh Seth, Kaushik Dave, David Nicholson, Richard I. Steinhart and Sergio Traversa, attended the annual meeting of stockholders in 2015.

This supplement should be considered in conjunction with the Proxy Statement.